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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  March 23, 2001


                               EXIDE CORPORATION
              (Exact name of registrant as specified in charter)



                Delaware          1-11263           23-0552730
               (State of        (Commission       (IRS Employer
             Incorporation)     File Number)    Identification No.)


                 645 Penn Street, Reading, Pennsylvania, 19601
                   (Address of Principal Executive offices)

     Registrant's telephone number, including area code:    (610) 378-0500
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ITEM 5.   OTHER EVENTS.

     During fiscal 2001, Exide Corporation (the "Company") became involved in a dispute with a customer over a battery supply contract entered into by GNB Technologies in January 2000. An investigation by the Company into the circumstances surrounding the contract disclosed evidence that caused the Company to repudiate the contract. The customer subsequently sued the Company over the repudiation. Based on the Company's projections, performance of the contract through its full term would have resulted in substantial losses. During the litigation, the Company supplied product to the customer on an interim basis at increased selling prices. The Company and the customer have reached a settlement of their respective claims, resulting in the Company agreeing to pay a net amount of $9.5 million. The net settlement amount factors in the increased selling prices received by the Company during the interim period. The contract in question has been terminated and the parties have agreed to release all related claims against each other. This settlement has been accounted for in the acquisition accounting related to the GNB purchase.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  EXIDE CORPORATION

                                                  By:  /s/ John R. Van Zile
                                                      ______________________
                                                  John R. Van Zile
                                                  Executive Vice President,
                                                  General Counsel and Secretary

Date:  April 3, 2001

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